John Hancock International Value Equity Fund
POWER OF ATTORNEY
I do hereby constitute and appoint Thomas M. Kinzler, Steven Sunnerberg, Betsy Anne Seel, Kinga Kapuscinski, Nicholas J. Kolokithas, Julie B. Lyman and Christopher L. Sechler, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable the John Hancock International Value Equity Fund (the “Fund”) to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Fund’s registration statement on Form N-14 relating to the fund merger listed below and any amendments (including pre- and post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Fund Merger
Optique International Value Fund into John Hancock International Value Equity Fund
     IN WITNESS WHEREOF, I have set my hand on this instrument as of the date stated below.

Name	Signature	Title	Date

Keith F. Hartstein	/s/ Keith F. Hartstein	President and Chief Executive Officer	October 4, 2010

Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 4, 2010

James F. Carlin	/s/ James F. Carlin	Trustee	October 8, 2010

William H. Cunningham	/s/ William H. Cunningham	Trustee	October 6, 2010

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee	October 4, 2010

Charles L. Ladner	/s/ Charles L. Ladner	Trustee	October 4, 2010

Stanley Martin	/s/ Stanley Martin	Trustee	October 4, 2010

Name	Signature	Title	Date

Patti McGill Peterson	/s/ Patti McGill Peterson	Chairperson and Trustee	October 4, 2010

Hugh McHaffie	/s/ Hugh McHaffie	Trustee	October 4, 2010

Dr. John A. Moore	/s/ John A. Moore	Trustee	October 6, 2010

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee	October 4, 2010

Gregory A. Russo	/s/ Gregory A. Russo	Trustee	October 4, 2010

John G. Vrysen	/s/ John G. Vrysen	Trustee	October 4, 2010

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